Exhibit 3.12

BY-LAWS

GEOPHYSICAL OPERATIONS CORP.

ARTICLE I
Offices

1.1                                 Registered Office.  The registered office of the Company in the State of Texas shall be located at 16850 Park Row, Houston, Texas USA.

1.2                                 Other Offices.  The Company may also have and maintain a principal place of business in Houston, Harris County, Texas, and have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II
Stockholders

2.1                                 Place of Meeting.  All meetings of the stockholders for the election of directors shall be held either within or without the State of Texas, at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2                                 Annual Meeting.  The annual meeting of stockholders shall be held annually at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

2.3                                 Notice of Annual Meeting.  Written notice of the annual meeting stating the place, day and hour of the meeting shall be delivered to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the office or person calling the meeting.

2.4                                 List of Stockholders.  The officer who has charge of the stock transfer books of the Company shall prepare and male, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address and number of share held by each stockholder.  Such list shall be kept on file at the registered office or the principal place of business of the Company and shall be open to inspection by any stockholder at any time during usual business hours, for a period of at least ten (10) days prior to such meeting.  Such list shall also be produced and kept at the time and place of such meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.5                                 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing

Exhibit “A”

of a majority of the Board of Directors.  Any such request shall state the purpose or purposes of the proposed meeting.

2.6                                 Notice of Special Meetings. Written notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail or at the direction of the president, the secretary or other officer calling the meeting.

2.7                                 Business Transacted, Special Meetings.  Business transacted by any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of such special meeting.

2.8                                 Quorum.  The holders of a majority of all the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or the Articles of incorporation.

2.9                                 Voting.  The vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless the vote of a greater number is required by statute, the Articles of Incorporation or these by-laws.

2.10                           Method of Vote.  Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation or the resolution of the Board of Directors providing for the issuance of such stock, and except as otherwise provided by statute.  A stockholder may vote either in person of by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

2.11                           Election of Directors.  At each election of directors, each stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

2.12                           Proxies.  A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact.

2.13                           Action Without Meeting.  Unless otherwise restricted by law or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office.

2.14                           Chairman and Secretary of Meetings.  Meetings of the stockholders shall be presided over by the president, or, in his absence, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or represented by proxy.  The secretary, or in his absence, any person appointed by the chairman, shall act as secretary of the meeting.  The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as may otherwise be determined by the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

ARTICLE III
Directors

3.1                                 Management.  The business of the Company shall be managed by a Board of Directors which may exercise all such powers of the Company and to all such lawful acts and things as are not by law, the Articles of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

3.2                                 Number. Qualification. Election and Term.  The number of directors which shall constitute the whole board shall be not less than three (3) nor greater than then (10), or such greater number as the directors on their discretion may determine.

3.3                                 Vacancies.  Vacancies or newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum (including by a sole remaining director).

3.4                                 Resignation.  A director may resign at any time by giving written notice of resignation to the Board of Directors, the president, vice president or secretary of the Company.  Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date.  Acceptance of any such resignation shall not be necessary to make it effective.

3.5                                 Removal.  Subject to the provisions of the Articles of Incorporation, any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

3.6                                 Meetings.  Meetings of the Board of Directors of the Company, both regular and special, may be held either within or without the State of Texas.  The chairman of the board shall preside at all meetings of the Board of Directors at which he is present.  If the chairman of the board shall be absent from any such meeting, the president, or, in his absence, a vice president shall preside.

3.7                                 First Meetings.  The first meetings of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the stockholders at the annual meeting, it shall not be necessary to give the newly elected director notice of such first meeting to constitute legally such meeting, provided a quorum shall be present.

3.8                                 Regular Meeting.  Regular meetings of the Board of Directors may be held upon such notice and at such time and place as shall from time to time be determined by the Board of Directors.

3.9                                 Special Meetings.  Special meetings of the Board of Directors may be called by the chairman of the board or the president on two (2) days notice to each director, either personally, by mail or by telegram.  Special meetings shall be called by the chairman of the board, the president or the secretary in like manner and upon like notice upon the written request of one (1) director.

3.10                           Quorum.  At all meetings of the Board of Directors, a majority of the full board shall constitute a quorum for the transaction of business except as otherwise provided by law or the Articles of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the Board of Directors, the directors thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

3.11                           Majority Vote.  If a quorum is present at any directors’ meeting, the vote of a majority of the directors shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law or by the Articles of Incorporation.

3.12                           Method of Vote.  Each director shall be entitled to one vote on each matter submitted to a vote at a meeting of the Board of Directors.

3.13                           Action Without Meeting.  Unless otherwise restricted by law or the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the Board of Directors or committee thereof, as the case may be, and the consent or consents are filed with the minutes of meetings of the Board of Directors or committee thereof, as the case may be.

3.14                           Telephone Conference.  Subject to the provisions of applicable law, directors may participate in and hold a directors’ or committee meeting by means of a telephone conference where all persons participating in the meeting can hear each other.  Participation by such means shall constitute presence in person at such meeting.

ARTICLE IV
Notices

4.1                                 Method.  Any notice to directors or stockholders shall be in writing and shall be delivered personally, by mail or by telegram to the directors or stockholders at their respective addresses appearing on the books of the Company.  Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

4.2                                 Waiver.  Whenever any notice is required to be given by law, the Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V
Officers

5.1                                 Number and Qualification.  The officers of the Company shall be elected by the Board of Directors and shall consist of a president, a vice president, a secretary and a treasurer.  The Board of Directors may also elect a chairman of the board, an assistant president, additional vice presidents, and one or more assistant secretaries and assistant treasurers.  Any number of officers may be held by the same person, unless the Articles of Incorporation provides otherwise.

5.2                                 Election and Term.  The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a president, one or more vice presidents, a secretary and a treasurer.

5.3                                 Appointment.  The Board of Directors may appoint such other officers, assistant officers and agents as it shall deem necessary, who shall hold their office for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the board by resolution not inconsistent with these bylaws.  Officers, assistant officers or agents of the Company need not be residents of Texas or stockholders of the Company.

5.4                                 Vacancy and Removal.  The officers of the Company shall hold office until their successors are elected or appointed and qualified or until their death, resignation or removal from office.  Any officer elected or appointed by the Board of Directors may be removed at any time by the board.  Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.5                                 Resignation.  An officer may resign at any time by giving written notice of resignation to the Board of Directors, the president, vice president or secretary of the Company.  Any such resignation shall be effective immediately unless a certain date is specified for it to take effect, in which event it shall be effective upon such date.  Acceptance of any such resignation shall not be necessary to make it effective.

5.6                                 Chairman of the Board.  The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.7                                 President.  Unless the Board of Directors determines otherwise, the president shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall preside at all meetings of the stockholders.

5.8                                 Vice President.  The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties, have the authority, exercise the powers and be subject to the restrictions of the president.

5.9                                 Secretary.  The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the Board of Directors and of the stockholders in a minute book to be kept for that purpose and shall perform like duties for any committees thereof when required.

ARTICLE VI
Certificate and Stockholders

6.1                                 Issuance and Payment of Shares.  The consideration paid for the issuance of shares shall consist of money paid, labor done or property actually received.  Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

6.2                                 Certificates Representing Shares.  The shares of the Company shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof.

6.3                                 Transfer of Shares.  Upon surrender to the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto.  The old certificate shall be cancelled and the transaction recorded upon the books of the Company.

ARTICLE VII
General Provisions

7.1                                 Dividends.  Subject to any provisions of law or the Articles of Incorporation, dividends may be declared by the Board of Directors, in its absolute discretion, at any regular or special meeting, and dividends may be paid in cash, in property or in the Company’s own shares.

7.2                                 Checks.  All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3                                 Fiscal Year.  The fiscal year of the Company shall be from January 1 to December 31 of each year, or as otherwise fixed by resolution of the Board of Directors.  The initial fiscal year of the Company shall begin as of its date of incorporation (November 18, 1997) and shall end on December 31, 1997.

7.4                                 Seal.  The Company shall have a corporate seal, to be in such form as prescribed by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced, provided that use of the seal on documents executed on behalf of the Company shall not be required.

7.5                                 Books and Records.  The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

7.6                                 Amendment.  Unless reserved to the stockholders by the Articles of Incorporation, these bylaws may be altered, amended, or repealed or new bylaws adopted by a majority of the full Board of Directors at any regular or special meeting.

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